Exhibit 10.13

BANK ACCOUNTS PLEDGE AGREEMENT

This Bank Accounts Pledge Agreement (“Pledge Agreement”) is entered into, on the date herein, by and among the following Parties (as defined below):

(1) AXALTA COATING SYSTEMS BRASIL LTDA., a limited liability company (sociedade limitada) organized under the laws of Brazil, with its principal place of business located at Avenida Lindomar Gomes de Oliveira, No. 463, Cumbica, CEP: 07220-900, City of Guarulhos, State of São Paulo, enrolled with the Brazilian General Taxpayers’ Registry – CNPJ under No. 15.373.395/0001-45, herein represented pursuant to its Articles of Association, by its legal representatives, Mr. Luciano Ruggieri Salmeron, Brazilian citizen, divorced, business administrator, bearer of the Identity Card RG no. 20.841.022-3 and registered as Individual Taxpayer under CPF/MF no. 248.060.118-86; and Mr. Luiz Alexandre Yoshida, Brazilian, married, attorney at law, bearer of the identity card no. OAB/SP 146.194 and registered before the CPF/MF under no. 274.495.258-36, both with office at Avenida Lindomar Gomes de Oliveira nº 463, Cumbica, CEP 07220-900, in the city of Guarulhos, State of São Paulo, Brazil (hereinafter generally referred to as the “Pledgor”);

(2) WILMINGTON TRUST, NATIONAL ASSOCIATION, a financial institution with its office at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, United States of America, acting in the capacity of collateral agent on its own behalf and for the benefit of the Noteholder Secured Parties (as defined in Article I below), herein represented by its undersigned legal representative/attorney-in-fact (in such capacity, together with any successor collateral agent and/or trustee appointed pursuant to the Secured Notes Indenture referred to below, the “Notes Collateral Agent”); and

(3) BARCLAYS BANK PLC, a public limited company incorporated under the laws of England, having its registered office at 1 Churchill Place, London E14 5HP and registered with the Companies House under number 1026167, acting in the capacity of collateral agent on its own behalf and for the benefit of the Credit Facility Secured Parties (as defined in Article I below), herein represented by its undersigned legal representative/attorney-in-fact (in such capacity, together with any successor collateral agent appointed pursuant to the Credit Agreement referred to below, the “Collateral Agent”) (the Collateral Agent together with the Notes Collateral Agent are the “Pledgees”, and them together with Pledgor, the “Parties” or, each, individually, a “Party”).

WHEREAS

(A) On February 01, 2013, Axalta Coating Systems Dutch Holding B B.V. (formerly Flash Dutch 2 B.V.) (“Dutch Borrower”), Axalta Coating Systems U.S. Holdings, Inc. (formerly U.S. Coatings Acquisition Inc.) (“U.S. Borrower”) (Dutch Borrower and U.S. Borrower hereinafter generally referred to jointly as the “Borrowers”), Axalta Coating Systems Dutch Holding A B.V. (formerly Flash Dutch 1 B.V.) (“Holdings”), Axalta Coating Systems U.S. Inc. (formerly Coatings Co. U.S. Inc.) (“U.S. Holdings”), the lenders party thereto from time to time (“Lenders”), and Barclays Bank PLC, as the administrative agent and the collateral agent, among other parties thereto, entered into that certain Credit Agreement, as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder), pursuant to which, among other things, the Lenders have agreed, subject to the terms and conditions set forth therein, to make certain loans and financial commitments to the Borrowers (the “Credit Agreement”).

(B) Pursuant to the Credit Agreement, and on the same execution date thereof, certain subsidiaries of the Borrowers (such persons and the Additional Guarantors (as defined in the Credit Facility Guaranty) being, collectively, the “Credit Facility Guarantors”) entered into that certain Subsidiary Guaranty with Barclays Bank PLC, as the administrative agent, by means of which each subsidiary party thereto jointly and severally guaranteed, as a primary obligor and not merely as a surety, the payment and performance of all Credit Facility Secured Obligations (as defined in Article I below) (the “Credit Facility Guaranty”). On September 17, 2013, the Pledgor executed a Subsidiary Guaranty Supplement, by means of which it has agreed to become a Credit Facility Guarantor under the terms and conditions of the Credit Facility Guaranty and the Credit Agreement.

(C) On February 01, 2013, the Borrowers (acting as issuers, hereinafter generally also referred to jointly as the “Co-Issuers”, as applicable), issued 5.750% Senior Secured Notes due 2021 (the “Secured Notes”), under that certain Indenture executed by and among the Co-Issuers, the guarantors from time to time party thereto (“Secured Notes Guarantors”) and the Notes Collateral Agent, as trustee and collateral agent, as amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount thereunder) (the “Secured Notes Indenture”).

(D) On September 17, 2013, the Pledgor executed a supplemental indenture, by means of which it has agreed to become a Secured Notes Guarantor under the terms and conditions of the Secured Notes Indenture (“Supplemental Indenture”).

(E) The Credit Facility Secured Obligations shall be secured by a first-priority lien over substantially all of the assets of the Borrowers and Credit Facility Guarantors; the Notes Secured Obligations shall be secured by a first-priority lien over substantially all of the assets of the Co-Issuers and the Secured Notes Guarantors, including, in each case, without limitation, the Pledgor (the “Collateral”). Therefore, on February 01, 2013, the Pledgees and the grantors party thereto executed that certain First Lien Intercreditor Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, “Intercreditor Agreement”), in order to provide the terms and conditions under which the Pledgees may enforce their respective security interests in, and share in the proceeds of, the Collateral granted by the grantors in accordance with the applicable security agreements.

(F) According to the terms and conditions of the Secured Documents (as defined below), the Pledgor shall pledge to the Pledgees, for the benefit of the Secured Parties (as defined in Article I below), all its Bank Accounts in Brazil, as defined herein and described in Exhibit 2 hereto, in order to secure the Secured Obligations (as defined in Article I below).

NOW, THEREFORE, the Parties have mutually agreed to enter into this Pledge Agreement, which shall be governed by the following terms and conditions:

ARTICLE I

Definitions and Interpretation

SECTION 1.01.

(a) Capitalized terms used but not defined herein (including Exhibit 1 hereto) shall have the meanings given to them in the Secured Documents.

(b) In the event of any conflict between the provisions of this Pledge Agreement (including those provided in Exhibit 1 hereto) and the provisions of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall prevail.

SECTION 1.02. As used in this Pledge Agreement, the following capitalized terms have the meanings specified below:

“Additional Bank Accounts” has the meaning assigned to such term in Section 2.01(b) of this Pledge Agreement;

“Amendment” has the meaning assigned to such term in Section 2.03 of this Pledge Agreement;

“Bank” means each financial institution (i) listed in Exhibit 2 hereto, at which the Bank Accounts are held and (ii) at which any Additional Bank Accounts may be held;

“Bank Accounts” has the meaning assigned to such term in Section 2.01(a) of this Pledge Agreement, which for the avoidance of doubt will exclude Excluded Accounts;

“Borrowers” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Brazil” means the Federative Republic of Brazil;

“Brazilian Civil Code” has the meaning assigned to such term in Section 2.01(a) of this Pledge Agreement;

“Brazilian Code of Civil Procedure” means Federal Law No. 5.689/73, as amended from time to time;

“Co-Issuers” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Collateral” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Collateral Agent” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Conversion Rate” means the exchange rate (sale) of Reais (or such other lawful currency of Brazil) with the relevant other currency set forth in the SISBACEN data system, at PTAX 800, Option 5, currency 220 on the day prior to the day on which the proceeds from the Pledged Bank Accounts are received by the Pledgees as per Section VI hereunder. For the avoidance of doubt, “SISBACEN data system” means the electronic information system of the Central Bank of Brazil, provided that where the SISBACEN data system is unavailable or the PTAX 800, Option 5, currency 220 exchange rate cannot be determined on the date prior to which the proceeds from the Pledged Bank Accounts are received by the Pledgees, the conversion rate shall be calculated instead at the arithmetic mean of the exchange rate (sale) of Dollars with Reais (or such other lawful currency of Brazil) (rounded up to four decimal places) as supplied to the Pledgees as of the date of the relevant payment by 4 (four) of the 10 (ten) prime foreign exchange dealers (as determined and so designated by the Central Bank of Brazil);

“Credit Agreement” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Credit Facility Documents” means the “Loan Documents” (as defined in the Credit Agreement);

“Credit Facility Guaranty” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Credit Facility Guarantors” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Credit Facility Secured Obligations” means the collective Obligations of the Loan Parties now or hereafter existing under the Loan Documents, any Secured Cash Management Agreement or any Secured Hedge Agreement (as such Loan Documents, Secured Cash Management Agreements and/or Secured Hedge Agreements may be amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder)), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise;

“Credit Facility Secured Parties” means the “Secured Parties” (as defined in the Credit Agreement);

“Dutch Borrower” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Enforcement Event” means (i) an Event of Default that has occurred and that has not been cured or waived, and (ii) the exercise of rights under (1) Section 8.02 (Remedies Upon Event of Default) of the Credit Agreement by the Collateral Agent or (2) Section 6.2 (Acceleration) or 6.3 (Other Remedies) of the Secured Notes Indenture by the Notes Collateral Agent;

“Enforcement Notice” has the meaning assigned to such term in Section 6.01 below;

“Event of Default” has the meaning assigned to such term in the Intercreditor Agreement;

“Excluded Accounts” has the meaning assigned to such term in Section 2.01(a) of this Pledge Agreement;

“Holdings” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Intercreditor Agreement” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Lenders” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Noteholder Secured Parties” means, collectively, the Notes Collateral Agent, the Trustee, each Holder of Secured Notes and each other holder of, or obligee in respect of, any Notes Secured Obligations in respect of the Secured Notes outstanding at such time;

“Notes Collateral Agent” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Notes Secured Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the Secured Notes Indenture;

“Party(ies)” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government or other entity;

“Pledge Agreement” has the meaning assigned to such term in the Recitals of this document;

“Pledged Bank Accounts” has the meaning assigned to such term in Section 2.01(b) of this Pledge Agreement;

“Pledgees” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Pledgor” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Secured Documents” means the Credit Facility Documents and the Secured Notes Documents, collectively;

“Secured Notes” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Secured Notes Documents” means (a) the Secured Notes Indenture, (b) any other related document or instrument executed and delivered pursuant to the Secured Notes Indenture, including, without limitation, the Supplemental Indenture; and (c) any other document or instrument evidencing or governing any future first-lien debt related to the documents mentioned in items “(a)” and “(b)” above;

“Secured Notes Guarantors” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Secured Notes Indenture” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Secured Obligations” means the Credit Facility Secured Obligations and the Notes Secured Obligations, as further described in Exhibit 1 hereto;

“Secured Parties” means the Credit Facility Secured Parties and the Noteholder Secured Parties, collectively;

“Supplemental Indenture” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“U.S. Borrower” has the meaning assigned to such term in the Recitals of this Pledge Agreement; and

“U.S. Holdings” has the meaning assigned to such term in the Recitals of this Pledge Agreement.

ARTICLE II

First Lien Pledge of Bank Accounts

SECTION 2.01. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Pledgor hereby:

(a) pledges, as first-priority pledge to (1) the Collateral Agent, its successors and permitted assignees, for the benefit of the Credit Facility Secured Parties in connection with the Credit Facility Secured Obligations and (2) the Notes Collateral Agent, its successors and permitted assignees, for the benefit of the Noteholder Secured Parties in connection with the Notes Secured Obligations, all its rights, title, benefit and interest, whether now or hereinafter existing, over the bank accounts (other than any payroll, employee benefit, escrow, customs or other fiduciary accounts or sub-accounts (the “Excluded Accounts”)) and the amounts deposited therein (including, without limitation, any credit rights before the Banks, arising from the amounts held in the bank accounts described in Exhibit 2 hereto) (hereinafter generally referred to as “Bank Accounts”), pursuant to Article 1,431 et seq. (including Art. 1,451) of Law No. 10,406 of January 10, 2002 (hereinafter generally referred to as “Brazilian Civil Code”);

(b) undertakes to, as soon as practicable and in no event later than the term established in Section 3.02 below, pledge to the Pledgees, their respective successors and permitted assignees, for the benefit of the Secured Parties, in the same order of priority set forth in paragraph (a) of this Section 2.01, pursuant to Article 1,431 et seq. (including Art. 1,451) of the Brazilian Civil Code, any additional bank account (other than an Excluded Account) which may be at any time, for any reason, opened by the Pledgor in Brazil for so long as this Pledge Agreement remains in force (hereinafter generally referred to as “Additional Bank Accounts”) (the Bank Accounts and the Additional Bank Accounts are hereinafter jointly referred to as the “Pledged Bank Accounts”).

SECTION 2.02. For the purposes of Article 1,424 of the Brazilian Civil Code, the material terms and conditions of the Secured Obligations on the date hereof are those described in Exhibit 1 hereto.

SECTION 2.03. The Pledgor agrees to enter into an amendment to this Pledge Agreement (each such amendment, hereinafter generally referred to as an “Amendment”) whenever it is necessary, without limitation, (i) to secure any and all amounts due to the Pledgees, their respective successors and permitted assignees, for the benefit of the Secured Parties, as a first-priority security; (ii) to include, amend or reduce the financial terms of the Secured Obligations being secured as per Article 1,424 of the Brazilian Civil Code; or (iii) to extend the first-priority lien created herein to the Additional Bank Accounts, pursuant to Section 3.02 below, being the Amendment in such case substantially in accordance with the form of Exhibit 3 hereto. In such case, the procedures established in items (i) and (iii) of Section 3.01(a) below, as well as the annotation of such Amendment as per item (ii) of Section 3.01(a), jointly with the further formalities provided in Sections 3.01 (b), 3.01 (c), 3.02 and 3.03, shall apply.

ARTICLE III

Pledge Registration and Perfection

SECTION 3.01.

(a) The Pledgor shall within 30 (thirty) calendar days (or such longer date as the Collateral Agent (on behalf of the Pledgees) may agree) of the date hereof or of the date of any Amendment hereto, as applicable, perfect the pledge herein or in any Amendment by taking with respect to this Pledge Agreement or any Amendment hereto, as applicable, the following actions:

(i) have this Pledge Agreement or such Amendment translated into Portuguese by a certified translator;

(ii) have this Pledge Agreement or such Amendment, together with its sworn translation into Portuguese, registered with the competent Registry of Deeds and Documents pursuant to Articles 1.432 and 1.452 of the Brazilian Civil Code; and

(iii) deliver to the Pledgees an executed copy of this Pledge Agreement or such Amendment duly registered with the competent Registry of Deeds and Documents as provided for in sub-item (ii) of this Section 3.01(a).

(b) In the event that, as a result of any request for clarification or delivery of documents made by the competent Registry of Deeds and Documents, this Pledge Agreement is not registered within the period provided in Section 3.01(a), the Pledgor agrees to provide the Pledgees with any information or document that the Collateral Agent may reasonably request (on behalf of the Pledgees) to evidence that the Pledgor has complied with its obligations provided in this Section 3.01. Notwithstanding the foregoing, the Parties agree that in no event the registration provided in Section 3.01(a) shall be made after 90 (ninety) calendar days (or such longer date as the Collateral Agent (on behalf of the Pledgees) may agree) of the date hereof or the date of any Amendment hereto, as applicable.

(c) For the purposes of Article 1,453 of the Brazilian Civil Code, the Pledgor shall, within 20 (twenty) days (or such longer period as the Collateral Agent (on behalf of the Pledgees) may agree) from the completion of all acts and formalities described in Section 3.01(a) or (b) above, as applicable, send a notice (substantially in the form of Exhibit 4 hereto) to the Banks in respect of the Pledged Bank Accounts, informing such Banks that the Bank Accounts and/or the Additional Bank Accounts have been pledged by the Pledgor in favor of the Pledgees, pursuant to the terms and conditions of this Pledge Agreement, as amended. Notwithstanding the provisions above, the Collateral Agent, in its sole discretion (on behalf of the Pledgees), may send a notice (substantially in the form of Exhibit 4 hereto) to the Banks in respect of the Pledged Bank Accounts, informing such Banks that the Bank Accounts and/or the Additional Bank Accounts have been pledged by the Pledgor in favor of the Pledgees, pursuant to the terms and conditions of this Pledge Agreement, as amended, if the Pledgor fails to do so.

SECTION 3.02. The Pledgor shall, (i) as soon as practicable and in any event within 30 (thirty) calendar days (or such longer period as the Collateral Agent (on behalf of the Pledgees) may agree) after the opening of any Additional Bank Account extend the pledge herein created to such Additional Bank Accounts by entering into an Amendment to this Pledge Agreement (being the Amendment substantially in accordance with the form of Exhibit 3 hereto); and (ii) perfect such pledge by taking, with respect to such Amendment, the actions provided for in Section 3.01 above (within the timeframes set forth in Section 3.01 above).

SECTION 3.03. In order to conduct all formalities provided in this Article III, the Pledgor shall within 20 (twenty) calendar days (or such longer period as the Collateral Agent (on behalf of the Pledgees) may agree) of the date of this Pledge Agreement or any Amendment hereto have the signature of any Parties who have signed this Pledge Agreement or any Amendment hereto outside Brazil notarized by a public notary and consularized at the nearest Brazilian consulate. In such case, the time periods used in this

Article III for the counting of the terms for the applicable registration and perfection proceedings shall be understood to be triggered on the date on which the consularization proceeding before the nearest Brazilian consulate is concluded.

ARTICLE IV

Representations and Warranties of the Pledgor

SECTION 4.01. The Pledgor represents and warrants to the Pledgees on the date of this Pledge Agreement that:

(a) the Pledgor has good and valid rights in and title to the Pledged Bank Accounts with respect to which it has purported to grant a first priority lien pledge hereunder and has full power and authority to pledge such Pledged Bank Accounts pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Pledge Agreement, without the consent of any other Person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Secured Documents;

(b) the Pledgor has obtained all necessary corporate authorizations to execute and deliver this Pledge Agreement and to cause the lien provided for hereunder to be created in accordance with the terms set forth herein;

(c) the execution and performance of this Pledge Agreement by the Pledgor does not violate any provision of its organizational documents;

(d) the first-priority lien created by this Pledge Agreement shall constitute, after the formalities required in Article III are fulfilled, a legal, valid and perfected first-priority lien in favor of the Pledgees, their respective successors and permitted assignees, for the benefit of the Secured Parties, enforceable in accordance with the terms and conditions of this Pledge Agreement against the Pledgor;

(e) the Bank Accounts listed on Exhibit 2 represent all Bank Accounts owned by the Pledgor, including those that are pledged to the Pledgees under this Pledge Agreement and those that are qualified as Excluded Accounts (which, for avoidance of doubt, are not pledged in favor the Pledgees pursuant to the terms and conditions of this Pledge Agreement); and

(f) the Pledgor is the legitimate owner of the Pledged Bank Accounts, and such Pledged Bank Accounts are free and clear of any Liens, claims, options or rights of others, except for the Liens created in this Pledge Agreement and the Liens permitted under the Secured Documents, and except for amounts that may be due and payable from time to time to the Banks at which the Bank Accounts are held.

ARTICLE V

Covenants

SECTION 5.01. For as long as this Pledge Agreement is in full force and effect and has not been terminated pursuant to Section 7.11, the Pledgor irrevocably undertakes to comply with the following obligations, without prejudice to the obligations attributed to them in the Secured Documents:

(a) the Pledgor agrees promptly to notify each of the Pledgees in writing of any change (i) in its corporate or organization name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number (if any) or organizational identification number (if any) or (iv) in its jurisdiction of organization. The Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the applicable law or otherwise required in order for each of the Pledgees to continue at all times following such change to have a valid, legal and perfected security interest in all Pledged Bank Accounts in which a security interest may be perfected by filing, for the benefit of the Secured Parties, as first-priority security; and

(b) the Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as each of the Pledgees may from time to time reasonably request to better assure, preserve, protect, defend and perfect the first-priority security interest and the rights and remedies created hereby, including, without limitation, (i) any amendment or any other action required to extend the pledge created hereunder to any new obligation which shall be secured under this Pledge Agreement, and (ii) the filing of any financing statements or other documents in connection herewith or therewith, all in accordance with the terms hereof, the Secured Documents, and any other related document.

ARTICLE VI

Foreclosure and Collection

SECTION 6.01. Subject to the terms of the Intercreditor Agreement, without prejudice to the foregoing provisions, upon sending a notice to the Pledgor of the occurrence of an Enforcement Event, the Pledgees (as the case may be and to the extent permitted by the Secured Documents) are hereby irrevocably authorized (i) to verify under reasonable procedures the quantity, value, condition and status of, or any other matter relating to, the Pledged Bank Accounts, (ii) to send a notice to all Banks, with a copy to the Pledgor, related to the Pledged Bank Accounts being enforced, substantially in the form of Exhibit 5 hereto (the “Enforcement Notice”), (a) informing its decision to enforce this Pledge Agreement and identifying the Bank Accounts being enforced under this instrument and (b) instructing the relevant Bank to conduct any transfer order related to the Bank Accounts only pursuant to the instructions received from the Pledgees; and (iii) to enforce and collect all amounts deposited in the Pledged Bank Accounts pursuant to the applicable Brazilian laws, as well as exercise all rights and powers related to such Pledged Bank Accounts as conferred by such laws.

SECTION 6.02. Subject to the terms of the Intercreditor Agreement, the rights of the Pledgees or any designee thereof under Section 6.01 shall include, to the extent permitted by the applicable laws, all of the following:

(i)	the right to use the amounts deposited in the Pledged Bank Accounts for payment of the Secured Obligations; and

(ii)	the right to retain all such amounts as a guaranty for the Secured Obligations becoming due; and apply such amounts to reduce the Secured Obligations when due, in each case, to the extent permitted under the Secured Documents.

SECTION 6.03. Subject to the terms of the Intercreditor Agreement, if the proceeds deposited in the Pledged Bank Accounts as set forth in this Article VI are sufficient to pay and discharge in full all Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted) and all other payments due under the Secured Documents, any proceeds in excess of the then outstanding amount of the Secured Obligations shall be delivered to the Pledgor.

SECTION 6.04. If the proceeds deposited in the Pledged Bank Accounts are not sufficient to pay and discharge in full all Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted) and any other payment due under the Secured Documents that have not yet been paid and discharged, all other deposits make in the Pledged Bank Accounts shall remain pledged in favor of the Pledgees, as the case may be, and their successors and permitted assignees, for the benefit of the Secured Parties, as the case may be, until such time as the Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted) have been finally and indefeasibly paid in full and this Pledge Agreement has been terminated pursuant to Section 7.11.

SECTION 6.05. For purposes of the payment of the Secured Obligations, as a result of the provisions of this Article VI, all proceeds received by the Pledgees shall be considered and converted at the date on which the relevant amounts are received by the Pledgees at the Conversion Rate.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in the Credit Agreement and the Secured Notes Indenture, as the case may be. All communications and notices hereunder to the Pledgor shall be given to it in care of the Borrowers, with such notice to be given as provided in the Credit Agreement and the Secured Notes Indenture, as the case may be.

SECTION 7.02. Limitation By Law. All rights, remedies and powers provided in this Pledge Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Pledge Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Pledge Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

SECTION 7.03. Binding Effect; Several Agreement. This Pledge Agreement shall be binding upon the Parties and their respective permitted successors and assignees, and shall inure to the benefit of the Parties and their respective permitted successors and assignees, except that no Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as contemplated or permitted by this Pledge Agreement and the Credit Agreement, in the case of the Collateral Agent, and the Secured Notes Indenture, in the case of the Notes Collateral Agent. This Pledge Agreement shall be construed as a separate agreement with respect to each Party and may be amended, modified, supplemented, waived or released with respect to any Party without the approval of any other Party and without affecting the obligations of any other Party hereunder.

SECTION 7.04. Successors and Assignees. Whenever in this Pledge Agreement any of the Parties hereto is referred to, such reference shall be deemed to include the permitted successors and assignees of such Party; and all covenants, promises and agreements by or on behalf of the Pledgor or the Pledgees that are contained in this

Pledge Agreement shall bind and inure to the benefit of their respective permitted successors and assignees; provided that the Pledgor shall not assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Pledgees.

SECTION 7.05. Pledgees’ Fees and Expenses; Indemnification.

(a) The Parties hereto agree that the Pledgees shall be entitled to reimbursement of their expenses incurred hereunder as provided in their respective Secured Documents.

(b) With respect to costs and expenses, Section 10.4 of the Credit Agreement and Section 7.6 of the Secured Notes Indenture shall apply and the terms thereof are incorporated herein by reference.

SECTION 7.06. Governing Law. This Pledge Agreement and the rights and obligations of the Parties under this Pledge Agreement shall be construed in accordance with and governed by the laws of the Federative Republic of Brazil.

SECTION 7.07. Waivers; Amendments.

(a) No failure or delay by a Pledgee in exercising any right, power or remedy hereunder or under any of such Pledgee’s Secured Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of each Pledgee hereunder and under any of such Pledgee’s Secured Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Pledge Agreement or consent to any departure by any party under any of the Secured Documents shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.07, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) Subject to the terms of the Intercreditor Agreement, neither this Pledge Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parties.

SECTION 7.08. Severability. In the event any one or more of the provisions contained in this Pledge Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.09. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Pledge Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Pledge Agreement.

SECTION 7.10. Jurisdiction. The Parties hereby elect the courts of the City of São Paulo, State of São Paulo, as competent to judge any lawsuit or proceeding aiming at resolving any dispute or controversy arising from this Pledge Agreement, without prejudice to any other Court that may have jurisdiction over it.

SECTION 7.11. Termination or Release.

(a) This Pledge Agreement, the pledges made herein, the security interest and all other security interests granted hereby shall terminate (i) solely with respect to the Credit Facility Secured Obligations, when the Aggregate Commitments have been terminated and all the Credit Facility Secured Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted; (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements; and (C) letters of credit which have been cash collateralized in accordance with the terms and conditions of the Credit Agreement) have been paid in full in cash or immediately available funds and (ii) solely with respect to Notes Secured Obligations, when all the Notes Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted, unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds.

(b) Upon any disposition or other transfer by the Pledgor of any Pledged Bank Accounts that is permitted under any of the Credit Facility Documents to any person that is not a Loan Party (as defined in the Credit Agreement), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Pledged Bank Accounts pursuant to the Credit Agreement, the security interest in such Pledged Bank Accounts shall be automatically released solely with respect to the Credit Facility Secured Obligations. Similarly, upon any disposition or other transfer by the Pledgor of any Pledged Bank Accounts that is permitted under any of the Secured Notes Documents to any person that is not a Co-Issuer or Secured Notes Guarantor, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Pledged Bank Accounts pursuant to the Secured Notes Indenture, the security interest in such Pledged Bank Accounts shall be automatically released solely with respect to the Notes Secured Obligations.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Pledge Agreement in 5 (five) identical counterparts in the presence of the two undersigned witnesses.

Guarulhos, September 17, 2013

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(Signature page 1/4 of the Bank Accounts Pledge Agreement entered into by and among Axalta Coating Systems Brasil Ltda., Barclays Bank PLC and Wilmington Trust, National Association, on September 17, 2013)

AXALTA COATING SYSTEMS BRASIL LTDA., as the Pledgor

By:

/s/ Luciano Ruggieri Salmeron
	Name:	Luciano Ruggieri Salmeron
	Title:	Officer

By:

/s/ Luiz Alexandre Yoshida
	Name:	Luiz Alexandre Yoshida
	Title:	Officer

(Signature page 2/4 of the Bank Accounts Pledge Agreement entered into by and among Axalta Coating Systems Brasil Ltda., Barclays Bank PLC and Wilmington Trust, National Association, on September 17, 2013)

BARCLAYS BANK PLC, as Collateral Agent,

By:

/s/ Rafael Arsie Contin
	Name:	Rafael Arsie Contin
	Title:	RG: 68.342.18-0
OAB/SP 299.983

(Signature page 3/4 of the Bank Accounts Pledge Agreement entered into by and among Axalta Coating Systems Brasil Ltda., Barclays Bank PLC and Wilmington Trust, National Association, on September 17, 2013)

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent,

By:

/s/ Rafael Arsie Contin
	Name:	Rafael Arsie Contin
	Title:	RG: 68.342.18-0
OAB/SP 299.983

(Signature page 4/4 of the Bank Accounts Pledge Agreement entered into by and among Axalta Coating Systems Brasil Ltda., Barclays Bank PLC and Wilmington Trust, National Association, on September 17, 2013)

Witnesses:

1.	/s/ Luciana Limeira Vieira
	Name:	Luciana Limeira Vieira
	ID:	11343914-5 IFP / RJ
	CPF:	090.978.397-77

2.	/s/ Silbene dos Anjos Brigido

	Name:	Silbene dos Anjos Brigido
	ID:	06706123-4 IFP / RJ
	CPF:	811.866.737-53